NUMBER

CERT.9999

eFleets Corporation

SHARES

*********9,000,000*********

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

$0.001 PAR VALUE COMMON STOCK

COMMON STOCK

CUSIP 999999ZZ9

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

eFleets Corporation

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: JANUARY 01, 2009

SPECIMEN

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

President and CEO

By:____________________

AUTHORIZED SIGNATURE